Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207759 on Form S-3 and in Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement No. 333-204906 of our report dated February 19, 2016, relating to the financial statements as of and for the year ended December 31, 2015 of Poseidon Oil Pipeline Company, L.L.C., appearing in this Annual Report on Form 10-K of Shell Midstream Partners, L.P., for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 26, 2016